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     SECURITIES AND EXCHANGE COMMISSIONSECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                                   FORM  8-K

                                 CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 JUNE 17, 1996
                                 -------------
                                (Date of Report)



                       ALLEGIANT PHYSICIAN SERVICES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
         (State or other jurisdiction of incorporation or organization)



        0-19803                                       58-1774324
        -------                                       ----------
   (Commission file number)              (IRS Employer Identification Number)



                         500 NORTHRIDGE ROAD, SUITE 500
                         ------------------------------
                               ATLANTA, GA  30350
                               ------------------
                    (Address of principle executive offices)


                                 (770) 643-5555
                                 --------------
                          (Registrant's phone number)
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ITEM 5:  OTHER EVENTS.
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Sale of Contract Anesthesia Business:
- -------------------------------------

        Effective June 1, 1996, and subject to the recision rights described below, Allegiant Physician Services, Inc. (the "Company") transferred substantially all of its assets to Anesthesia Solutions, Inc. ("ASI"). As previously reported, the Company entered into an Asset Purchase Agreement, dated as of April 25, 1996, to sell its contract anesthesia division (the "Transaction") to ASI, a new company formed by Douglas R. Colkitt, MD. On May 31, 1996, the Agreement was revised to provide that the Transaction would close on June 1, 1996; the Transaction would be rescinded if the requisite shareholder approval of the Transaction is not received by October 1, 1996. The assets sold in the Transaction include all of the Company's anesthesia contracts, physician and nurse contracts, office furniture and computer equipment used in the contract anesthesia business.

          The consideration received in the Transaction was a Promissory Note, dated June 1, 1996, (the "Note") by ASI in favor of the Company, in original principal amount of $16.0 million, with interest equal to 9% per year. The Note will be reduced by certain liabilities assumed by ASI totaling approximately $12 million. The Agreement requires interest only payments on the Note to be made for the first six months commencing July 1, 1996, and monthly principal payments of $500,000 starting January 1, 1997, increasing to $1,500,000 per month beginning July 1, 1997, and to be made thereafter until the Note is paid in full. The Note is guaranteed by Dr. Colkitt, which guarantee is secured by 2,750,000 shares of EquiMed, Inc., $.0001 par value, common stock owned by Dr. Colkitt. An additional sale premium up to $9 million will be paid by ASI if the provisions of an earn-out agreement are realized by ASI within twelve months.

          In accordance with the Agreement, the Transaction must be approved by the Company's shareholders by October 1, 1996. In the event that the Transaction is not approved by the shareholders the Transaction will be rescinded and the Company will pay ASI, or ASI will pay the Company, as the case may be, an amount necessary to place the respective parties in the financial positions at May 31, 1996, as if the Agreement had not been consummated on June 1, 1996.



EXHIBIT
NUMBER     DESCRIPTION
- ------     -----------

  2 Asset Purchase Agreement, dated as of June 1, 1996, between Allegiant Physician Services, Inc. and Anesthesia Solutions, Inc.

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SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            ALLEGIANT PHYSICIAN SERVICES, INC.
                            (Registrant)


Date:  June 17, 1996                      By:     /s/   Timothy L. Powers
       -------------                         --------------------------------
                                             Timothy L. Powers
                                             Executive Vice President and
                                             Chief Financial Officer

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